UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On May 22, 2023, Presto Automation Inc. (“Presto” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 4,760,500 newly issued shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $2.00 per share (the “Private Placement”) for an aggregate purchase price of approximately $9.5 million. The Purchasers include existing shareholders of the Company and new investors. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The Private Placement is expected to close on or around May 24, 2023.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement and the Private Placement, on May 22, 2023, the Company also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 30 days following the date of the Registration Rights Agreement for purposes of registering the resale of the shares of Common Stock issued in the Private Placement. The Company has also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as promptly as possible after the filing of the Registration Statement and no later than the earlier of (i) the 60th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the Commission”), the 90th calendar day following the date such additional Registration Statement is required to be filed under the Registration Rights Agreement) and (ii) the 5th trading day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company also agreed to use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act of 1933, as amended, (the “Securities Act”) until the earlier of (i) such time as all of the registrable securities covered by such Registration Statement have been sold by the holders publicly or sold pursuant to Rule 144 or (ii) the date that all registrable securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner-of-sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amendment to Credit Agreement

On May 22, 2023, the Company entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Metropolitan Partners Group Administration, LLC (“Metropolitan”), the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”), pursuant to which the parties amended certain covenants of the existing credit agreement, dated as of September 21, 2022 and as amended on March 31, 2023 (the “Credit Agreement”), and the Lenders agreed to the exchange of an aggregate of $1,000,000 of accrued and previously capitalized interest for warrants to purchase 500,000 shares of Common Stock at a purchase price of $0.01 per share (the “Conversion Warrants”). The effectiveness of the Second Amendment is conditioned, in part, upon evidence of a gross amount of additional equity investments of $9 million, to be used for working capital purposes, which the Company expects to receive upon closing of the Private Placement.

The amendments to the covenants in the Credit Agreement include: (i) revising the definition of “minimum unrestricted cash” from (A) an amount equal to the operating expenses of the Company determined on a consolidated basis for the prior six months plus $1,100,000 to (B) $10,000,000, to be held in a separate and blocked cash collateral account and (ii) adding a new financial covenant beginning for the month ending June 30, 2023, that restricts the decrease in the Company’s operating cash to no more than $10,000,000 for each rolling three month period, subject to certain customary operating fluctuations and adjustments.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Fee Letter

In connection with the effectiveness of the Second Amendment and in consideration for Metropolitan’s entering into the Second Amendment, the Company intends to enter into the Second Amended and Restated Fee Letter (the “Fee Letter”) with Metropolitan, pursuant to which the Company issued warrants to purchase 2,000,000 shares of Common Stock, with an exercise price of $0.01 per share (the “Second Amendment Warrants” and, together with the Conversion Warrants, the “Warrants”), to the Lenders as an amendment fee.

The foregoing summary of the Fee Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fee Letter filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Warrants to Purchase Common Stock

In connection with the effectiveness of the Second Amendment, the Company will issue the Warrants. The Warrants may be exercised for cash or pursuant to a net exercise at any time on or before the date that is the five year anniversary of the date of the issuance of the Warrants; provided, that the Company shall not effect the exercise of any portion of the warrant to the extent that giving effect to such exercise, the holder thereof, together with its affiliates collectively would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such exercise.

In connection with the issuance of the Warrants, the Company granted the Lenders customary registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants described above, pursuant to the registration rights agreement, dated as of March 31, 2023, by and among the Company and the Lenders (the “Metropolitan Registration Rights Agreement”). Under the Metropolitan Registration Rights Agreement, the Company has agreed to file a Registration Statement with the SEC within 30 days following the date of the issuance of the Warrants for purposes of registering the resale of the shares of Common Stock underlying the Warrants. The Company has also agreed to use its reasonable best efforts to cause the SEC to declare the Registration Statement effective as soon as possible after the filing of the Registration Statement and no later than the earlier of (i) the 60th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the Commission”), the 90th calendar day following the date such additional Registration Statement is required to be filed under the Registration Rights Agreement) and (ii) the 3rd business day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.

The foregoing summary of the Warrants and the Metropolitan Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrants and the Metropolitan Registration Rights Agreement filed as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Company’s issuance of Common Stock, the Conversion Warrants and the Second Amendment Warrants set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock to be issued pursuant to the Purchase Agreement, the Conversion Warrants issued pursuant to the Second Amendment and the Second Amendment Warrants issued pursuant to the Second Amendment and Fee Letter have not been registered under the Securities Act, and will be or were issued, in each case, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01

On May 22, 2023, Presto issued a press release announcing that it had entered into commitments for an approximately $10 million common equity PIPE and that, in parallel, it has negotiated certain changes to its credit facility with Metropolitan, including a decrease of the minimum cash covenant to $10 million effective upon the closing of the PIPE. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Form of Securities Purchase Agreement, dated May 22, 2023 by an among Presto Automation Inc and each purchaser listed in the signature page thereto.
10.2	Form of Registration Rights Agreement, dated as of May 22, 2023, by and among Presto Automation Inc and certain persons listed therein.
10.3*	Second Amendment to Credit Agreement, dated as of May 22, 2023 by and among E la Carte, LLC (f/k/a Ventoux Merger Sub II LLC), Presto Automation Inc. and Metropolitan Partners Group Administration, LLC..
10.4	Amended and Restated Fee Letter, dated May 22, 2023 by and among E la Carte, LLC (f/k/a Ventoux Merger Sub II LLC), Presto Automation Inc. and Metropolitan Partners Group Administration LLC.
10.5	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP.
10.6	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP.
10.7	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP.
10.8	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and CEOF Holdings, LP.
10.9	Registration Rights Agreement, dated as of March 31, 2023, by and among Presto Automation Inc. and certain persons listed therein (incorporated by reference to Exhibit 10.7 of Presto’s Current Report on Form 8-K filed on April 6, 2023).
99.1	Press release, dated May 22, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Certain information has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of the omitted information will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Ashish Gupta
	Name:	Ashish Gupta
	Title:	Principal Financial Officer

Dated: May 22, 2023

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